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                                    EXHIBIT D
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                             JOINT FILING AGREEMENT

          The undersigned hereby agree that Amendment No. 5 to the statement on
Schedule 13D with respect to the shares of Common Stock of Northstar Health Services, Inc., dated May 16, 1997, and any further amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date: May 16, 1997                    THOMAS W. ZAUCHA


                                      /s/ Thomas W. Zaucha
                                      Thomas W. Zaucha


Date: May 16, 1997                    COMMONWEALTH ASSOCIATES

                                      By:  Commonwealth Associates Management
                                             Company, Inc., its general partner


                                      By: /s/ Basil Asciutto
                                          Name:  Basil Asciutto
                                          Title: Chief Operating Officer


Date: May 16, 1997                    MICHAEL S. FALK


                                      /s/ Michael S. Falk
                                      Michael S. Falk


Date: May 16, 1997                    JOSEPH F. MICALLEF


                                      /s/ Joseph F. Micallef
                                      Joseph F. Micallef


Date: May 16, 1997                    BASIL J. ASCIUTTO


                                      /s/ Basil J. Asciutto
                                      Basil J. Asciutto